Exhibit 10.2

DEBT EXCHANGE AGREEMENT

This DEBT EXCHANGE AGREEMENT (this “Agreement”) is made as of November 12, 2020 (the “Agreement Date”) between ImageWare Systems, Inc., a Delaware corporation (the “Company”), and Neal Goldman (the “Lender”).

RECITALS

WHEREAS, Lender made certain loans to the Company in the aggregate amount of Four Hundred Fifty Thousand Dollars and No Cents ($450,000.00) (the “Principal”), as evidenced by that certain Convertible Promissory Note dated July 24, 2020 (the “Note”), whereby Company promised to pay Lender the Principal, together with interest thereon at a rate equal to five percent (5%) per annum, on or before October 14, 2020;

WHEREAS, the current outstanding principal amount of the indebtedness, together with accrued interest, under the Note is Four Hundred Sixty Three Thousand One Hundred Thirty Dollars and Thirty-Seven Cents ($463,130.137) (the "Accrued Loan Amount");

WHEREAS, the Company has requested that the Lender exchanges fifty percent (50%) of the Accrued Loan Amount, totalling Two Hundred Thirty-One Thousand Five Hundred Sixty-Five Dollars and Nineteen Cents ($231,565.19) (the "Indebtedness") for shares of newly created Series D Convertible Preferred Stock of the Company (“Preferred Stock”), as described below (the “Exchange”);

WHEREAS, the Exchange is being made in connection with, and as a condition to, that certain Securities Purchase Agreement dated September 28, 2020 (the “Purchase Agreement”) by and between the Company and certain accredited investors as set forth on the signature page thereto (collectively, the “Purchasers”); and

WHEREAS, the Lender is willing to consummate the Exchange upon the terms and subject to the conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual representations and covenants hereinafter set forth, the parties hereto do hereby agree as follows:

AGREEMENT

1.
Terms and Conditions of Exchange.

1.1.
Exchange of Indebtedness.

1.1.1. Exchange. Subject to the terms and conditions hereinafter set forth, the Lender hereby agrees to consummate the Exchange, pursuant to which the entire Indebtedness shall be exchanged for that number of shares of Preferred Stock (the “Shares”) equal to the total Indebtedness divided by One Thousand and 00/100 Dollars ($1,000.00), which amount represents the liquidation preference of each Share of Preferred Stock (“Liquidation Preference”). Each Share shall be convertible into that number of shares of Common Stock (“Conversion Shares”) as determined by the conversion ratio set forth in the Certificate of Designations of Rights, Powers, and Privileges of the Series D Convertible Preferred Stock (the “Series D Certificate”). Subject to the terms and conditions contained herein, the Lender hereby subscribes for, and agrees to accept from the Company, the Shares, in lieu of repayment of all amounts due under the terms of the Note, and the Company agrees to issue the Shares to the Lender. Against delivery of the Shares issued in the name of the Lender in accordance with the procedures more fully described in Section 1.2(ii) below, the Lender shall deliver to the Company that certain Satisfaction and Release, substantially in the form attached hereto as Exhibit A (the “Satisfaction and Release”).

1.1.2. Closing. Subject to the terms and conditions of this Agreement, the consummation of the Exchange shall take place at a closing (the “Closing”) to be held on November 12, 2020 (the “Closing Date”), or such later date as agreed to by the parties in writing.

1.2. Deliveries by the Lender. At the Closing, the Lender shall:

(i) Date, complete and execute this Agreement and the Satisfaction and Release; and

(ii) Deliver to the Company settlement instructions (“Settlement Instructions”), which Settlement Instructions shall set forth the Lender’s election to receive the Shares in the form of book-entry notations in the records of the Company’s transfer agent.

1.3.
Deliveries by the Company. At the Closing, the Company shall:

(i) Date, complete and execute this Agreement; and

(ii) Within three (3) business days following the Closing, provide for book-entry notations in the records of the Company’s transfer agent, in either case, according the Settlement Instructions, which Settlement Instructions shall be delivered to the Company’s transfer agent at the Closing, together with irrevocable instructions to the transfer agent directing the transfer agent to issue duly authorized, validly issued, fully paid and non-assessable Shares to the Lender.

2. Representations and Warranties of the Lender. The Lender hereby represents and warrants to the Company as set forth below.

2.1.           Investment Risk. The Lender recognizes that the investment in the Shares in connection with the Exchange involves a high degree of risk. Such risks include, but are not limited to, the risks associated with the business of the Company, as more particularly set forth in the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings (“Company SEC Filings”) with the U.S. Securities and Exchange Commission (“SEC”) which have been made available to the Lender.

2.2.           Accredited Investor. The Lender is an “accredited investor” as defined under Rule 501 of Regulation D, promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

2.3.           Investment Purposes. The Lender will be acquiring the Shares for its own account, for investment purposes, and not with a view to any resale or distribution in whole or in part, in violation of the Securities Act or any applicable securities laws; provided, however, that notwithstanding the foregoing, the Lender does not covenant to hold the Series D Preferred for any minimum period of time except as set forth in the Series D Certificate.

2.3           Investigation. The Lender has been afforded the opportunity to ask questions of and receive answers from the Company regarding the terms and conditions of this Agreement and about the Company; provided, however, that no investigation performed by or on behalf of the Lender regarding the terms and conditions of this Agreement or the Company shall limit or otherwise affect its right to rely on the representations and warranties of the Company contained herein.

2.4           Professional Counsel. To the extent necessary, the Lender has obtainedprofessional advice regarding the investment, tax and legal merits and consequences of the Exchange and an investment in the Shares and the Conversion Shares issuable upon conversion of the Shares (together with the Shares, the “Exchange Securities”).

2.5           Authority, Enforceability. The Lender represents that the Lender has full power and authority (corporate, statutory and otherwise) to execute and deliver this Agreement and to consummate the Exchange. Subject to the foregoing and once executed and delivered by all parties hereto, this Agreement will constitute the legal, valid and binding obligation of the Lender, enforceable against the Lender in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy. If the Lender is a corporation, partnership, limited liability company, trust, employee benefit plan, individual retirement account, or other tax-exempt entity, it is authorized and qualified to invest in the Company and the person signing this Agreement on behalf of such entity has been duly authorized by such entity to do so.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to the Lender as set forth below.

3.1.           Organization and Qualification. The Company has been duly incorporated and is validly existing and in good standing under the laws of the state of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to register or qualify would not have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” shall mean any event, occurrence, fact, condition or change that, individually or in the aggregate, results, or would reasonably be likely to result, in a material adverse effect on (i) the Shares or the Conversion Shares, (ii) the ability of the Company to perform its obligations under this Agreement or (iii) the condition (financial or otherwise) or in the earnings, prospects, business, properties, surplus or results of operations of the Company.

3.2.           Power and Authorization. The Shares have been duly authorized by all necessary corporate action and, when paid for or issued in accordance with the terms hereof, the Shares shall be validly issued and outstanding, fully paid and nonassessable, free and clear of all liens, encumbrances and rights of refusal of any kind.

3.3.           Valid and Enforceable Agreement; No Violations. This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement and obligation of the Company enforceable against the Company in accordance with its terms, subject to limitations on enforcement by general principles of equity and by bankruptcy or other laws affecting the enforcement of creditors’ rights generally, and the Company has full power and authority to execute and deliver the Agreement and the other agreements and documents contemplated hereby and to perform its obligations hereunder and thereunder.

3.4.           Compliance. The Company has complied and will comply with all applicable federal and state securities laws in connection with the offer, issuance and delivery of the Exchange Securities hereunder.

3.5.           Representations and Warranties from Purchase Agreement. Each of the representations and warranties as set forth in Article 3 of the Purchase Agreement are hereby incorporated by reference herein and made a part hereof, as if the same were specifically set forth in this Section 3.

4.
Conditions to Obligations of the Lender.  The Lender’s obligation to consummate the Exchange is subject to the fulfillment of the following conditions at the Closing:

(a) The Company shall have executed and delivered this Agreement;

(b) The representations and warranties made by the Company in Article 3 hereof shall be true and correct as of date of the Closing and all covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the date hereof shall have been performed or complied with in all material respects; and

(c) The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the Exchange and the consummation of the other transactions contemplated by this Agreement.

Notwithstanding the forgoing, for the avoidance of doubt, the effectiveness of this Agreement (and the Exchange) is contingent upon the consummation of the transactions contemplated by the Purchase Agreement (the "Closing"), and in the event that the Closing does not occur, or the Purchase Agreement is terminated, this Agreement shall be void ab initio.

5. Conditions to the Obligations of the Company. The Company’s obligation to consummate the Exchange is subject to the fulfillment of the following conditions at the Closing:

(a) The Lender shall have executed and delivered this Agreement and the Satisfaction and Release;

(b) The representations and warranties made by the Lender in Article 2 hereof shall be true and correct as of date of the Closing and all covenants, agreements and conditions contained in this Agreement to be performed by the Lender on or prior to the date hereof shall have been performed or complied with in all material respects; and

(c) The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the Exchange and the consummation of the other transactions contemplated by this Agreement.

6.
Miscellaneous.

6.1.           Except as otherwise provided herein, this Agreement shall not be changed, modified or amended except by a writing signed by the parties, and this Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

6.2.           This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. No party hereto may assign its rights or obligations hereunder without the prior written consent of the other party. Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to this Agreement.

6.3.           This Agreement, together with the exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.4.           All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, United States, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in San Diego County, California. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in San Diego County, California for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.

6.5.           The holding of any provision of this Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Agreement, which shall remain in full force and effect. If any provision of this Agreement shall be declared by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced in whole or in part, such provision shall be interpreted so as to remain enforceable to the maximum extent permissible consistent with applicable law and the remaining conditions and provisions or portions thereof shall nevertheless remain in full force and effect and enforceable to the extent they are valid, legal and enforceable, and no provisions shall be deemed dependent upon any other covenant or provision unless so expressed herein.

6.6.           The Lender and Company agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

6.7.           This Agreement may be executed in two or more counterparts each of which shall be deemed an original, but all of which shall together constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

[Signature page follows]

IN WITNESS WHEREOF, the Lender and the Company have caused this Debt Exchange Agreement to be duly executed as of the date first written above.

“COMPANY”
ImageWare Systems, Inc.

By:	/s/ Kristin Taylor
Kristin Taylor
Chief Executive Officer

“LENDER”

By:	/s/ Neal Goldman
Neal Goldman

EXHIBIT A
SATISFACTION AND RELEASE

This SATISFACTION AND RELEASE (“Agreement”) is made and entered into this 12th day of November, 2020 (the “Effective Date”), between ImageWare Systems, Inc., a Delaware corporation (the “Company”), and Neal Goldman, an individual (the “Lender”). Capitalized terms not otherwise defined herein shall have the meanings as set forth in that certain Debt Exchange Agreement dated November 12, 2020 (the “Exchange Agreement”), by and between the Company and Lender.

RECITALS

WHEREAS, the Lender and the Company are parties to the Exchange Agreement pursuant to which Lender has agreed to exchange Indebtedness for the Shares, as more particularly set forth in the Exchange Agreement;

WHEREAS, the Lender desires to accept the Shares in full and complete satisfaction of the Indebtedness and to fully release and discharge the Company for all matters and liabilities, including from any and all further liability for repayment of such Indebtedness under the terms of the Note;

WHEREAS, the Lender desires to accept the remainder of the Accrued Loan Amount as a cash payment;

WHEREAS, the Exchange Agreement provides that, at Closing, the Lender execute and deliver this Agreement to the Company;

WHEREAS, the Company is currently negotiating an equity financing with certain accredited investors (the “Financing”), and the execution of this Agreement by Lender is a condition to consummation of the Financing; and

WHEREAS, this Agreement is the Satisfaction and Release that is referred to in, and as is attached as Exhibit A to, the Exchange Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual representations and covenants hereinafter set forth, the parties hereto do hereby agree as follows:

AGREEMENT

1. Confirmation of Indebtedness.  The (i) principal amount of the Indebtedness, including interest accruing thereon as of the Effective Date is Two Hundred Thirty-One Thousand Five Hundred Sixty-Five Dollars and Nineteen Cents ($231,565.19), and (ii) the remaining Accrued Loan Amount, including interest accruing thereon as of the Effective Date is Two Hundred Thirty-One Thousand Five Hundred Sixty-Five Dollars and Nineteen Cents ($231,565.19) (the "Cash Payment"), which such amounts the Lender agrees constitutes all amounts due to the Lender under the Note.

2. Delivery of Preferred Stock in Satisfaction of Indebtedness.  Subject to the terms and conditions set forth in the Exchange Agreement, the Company agrees to deliver (i) that number of Shares calculated in accordance with Section 1.1.1 of the Exchange Agreement (“Settlement Shares”) in accordance with the Settlement Instructions delivered by the Lender to the Company on the Effective Date, and (ii) the Cash Payment in the form of a wire transfer of immediately available funds to an account designated by the Lender in writing to the Company on the Closing Date.

3. Satisfaction of Indebtedness.  Upon delivery of the Settlement Shares and the Cash Payment by the Company in accordance with the Settlement Instructions and wiring instructions, (a) the Lender hereby agrees that the Accrued Loan Amount will have been fully and completely satisfied; and (b) the Lender hereby compromises, settles, resolves, discharges, and releases the Company, and its successors and assigns, from the payment of any and all amounts due and payable to the Lender under the Note.

4. Termination.  This Agreement shall automatically be terminated and be of no further force and effect if the Company does not consummate the Financing on or before November 30, 2020.

5. Entire Agreement.  This Agreement, the Exchange Agreement, and the Note represents the entire agreement between the parties relating to the subject matter hereof.  There are no other courses of dealing, understanding, agreements, representations, or warranties, written or oral, except as set forth herein.

6. Amendment or Waiver.  Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity and may be enforced concurrently herewith, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.  At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, respecting any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

7. Form of Execution; Counterparts.  A valid and binding signature hereto or on any notice or demand hereunder may be in the form of a manual execution or a true copy made by photographic, xerographic, conversion to portable document format (pdf), or other electronic process that provides similar copy accuracy of a document that has been executed, and such electronic signature or record shall be of the same legal effect, validity, or enforceability as a manually executed signature.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument.

8. Governing Law.  This Agreement shall be governed by, and construed under and in accordance with, the laws of the state of California without giving effect to any choice or conflict of law provision or rule (whether the state of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the state of California.

9. Interpretation.  Section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

[The Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

“COMPANY”
ImageWare Systems, Inc.

By:	/s/ Kristin Taylor
Kristin Taylor
Chief Executive Officer

“LENDER”

By:	/s/ Neal Goldman
Neal Goldman